STAGECOACH FUNDS, INC.
                          FILE NOS. 33-42927; 811-6419
                                 EXHIBIT INDEX

Exhibit Number        DESCRIPTION

EX-99.B(i)             Opinion and Consent of Counsel


EX-99.B(j)         Consent of Independent Auditors